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                                                                   Exhibit 10.25


                               LOAN PARTICIPATION
                              AND AGENCY AGREEMENT
                              --------------------


         This Agreement is entered into as of October ____, 1998, by and among MERITAGE HOSPITALITY GROUP INC., a Michigan corporation ("Meritage"), and each Participant who is identified as such in a fully executed Signature Page to this Agreement.

                                    RECITALS
                                    --------

         A. Meritage is the payee of a Mortgage Note in the stated principal amount of $2 million (the "Mortgage Note") made by Reynolds/Ehinger Enterprises, LLC, a Michigan limited liability company (the "Borrower"), a copy of which is attached hereto as Exhibit A.

         B. The Borrower's obligations under the Mortgage Note are guaranteed by Donald W. Reynolds, Betty J. Reynolds, and William F. Ehinger (each a "Guarantor" and collectively the "Guarantors"), pursuant to a Continuing Guaranty (the "Guaranty"), and are secured by a subordinate pledge of certain cash deposit accounts pursuant to a Pledge Agreement (Deposit Accounts) from Donald W. Reynolds (the "CD Pledge Agreement"), a pledge of certain capital stock in Grand Rapids Innkeepers Management, Inc. ("GRIMI") pursuant to a Pledge Agreement from Donald W. Reynolds and Betty J. Reynolds (the "Reynolds Stock Pledge Agreement"), a pledge of certain capital stock in GRIMI pursuant to a Pledge Agreement from William F. Ehinger (the "Ehinger Stock Pledge Agreement"), and a First Mortgage from the Borrower covering certain real property located in the City of Port Huron, County of St. Clair, State of Michigan (the "Mortgage"). Copies of the Guaranty, the CD Pledge Agreement, the Reynolds Stock Pledge Agreement, the Ehinger Stock Pledge Agreement and the Mortgage are attached hereto as Exhibits B, C, D, E and F, respectively, and such documents are referred to collectively as the "Security Documents".

         C. The Participants have agreed to purchase undivided interests in the Mortgage Note and Security Documents from Meritage, and Meritage has agreed to sell undivided interests in the Mortgage Note and Security Documents to the Participants, on the terms and conditions hereinafter set forth. The percentage interest in the Mortgage Note and Security Documents that each Participant has acquired pursuant to this Agreement is set forth opposite such Participant's signature on a Signature Page to this Agreement.

         Meritage and each Participant agree that the terms and conditions of their relationships with respect to the Mortgage Note and the Security Documents shall be as follows:


                                    SECTION 1
                             PARTICIPATION INTERESTS
                             -----------------------

         1.1 PARTICIPANT'S PARTICIPATION INTEREST. Concurrently with the execution and delivery of this Agreement, each Participant has paid to Meritage, in exchange for an undivided interest in the


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Mortgage Note and Security Documents, cash in an amount equal to the product obtained by multiplying (a) the present outstanding principal balance of the Mortgage Note by (b) the participation percentage in the Mortgage Note and Security Documents acquired by such Participant. The participation percentage in the Mortgage Note and Security Documents acquired by each Participant pursuant to this Agreement is set forth opposite such Participant's signature on a Signature Page to this Agreement (such interest is referred to as the Participant's "Participation Interest").

         1.2 MERITAGE'S PARTICIPATION INTEREST. Meritage represents and warrants to the Participants that the present outstanding principal balance of the Mortgage Note is $1,844,617.06, and that Meritage owns an undivided percentage interest in the Mortgage Note and Security Documents that is equal to 100 minus the sum of the Participation Interests now or hereafter held by the Participants as a group (the undivided interest in the Mortgage Note and Security Documents owned by Meritage from time to time is referred to as Meritage's "Participation Interest").

         1.3 SALE OR DISPOSITION OF MERITAGE'S PARTICIPATION INTEREST. Meritage shall have the right, at any time and from time to time, to sell or otherwise dispose of any interest in the Mortgage Note and Security Documents that Meritage now owns or hereafter acquires. No such sale or disposition shall abridge, impair or otherwise alter Meritage's rights or obligations under this Agreement, including its rights and obligations as Agent or as holder of Meritage's Participation Interest. If Meritage sells or otherwise disposes of all or any portion of its Participation Interest, Meritage shall, promptly after concluding such transaction, deliver to all Participants completed supplemental Signature Pages, duly executed by Meritage and such transferee.


                                    SECTION 2
                    AGENCY; REQUISITE PARTICIPATION INTERESTS
                    -----------------------------------------

         2.1 APPOINTMENT OF MERITAGE AS AGENT. Each Participant designates and appoints Meritage the limited administrative agent ("Agent") for all Participants under the Mortgage Note and the Security Documents, and irrevocably authorizes Meritage, on behalf of such Participant, to take or refrain from taking any action, and to exercise or refrain from exercising any power, that is required or permitted to be taken or exercised by the holder of the Mortgage Note and the Security Documents, subject only to the express limitations set forth in this Agreement. Without limiting the foregoing, each Participant authorizes Meritage, as Agent, to collect principal and interest payments on the Mortgage Note on behalf of the Participant and, after obtaining written consent from the holders of the Requisite Participation Interests, to accelerate the indebtedness evidenced by the Mortgage Note and undertake enforcement and collection activities on behalf of the Participant (including without limitation the filing of suit or commencement of other collection, foreclosure or enforcement proceedings as permitted by law) with respect to the Mortgage Note and Security Documents. With respect to any material decisions regarding enforcement or collection activities (including, without limitation, decisions to sell collateral or to bid at the foreclosure sale of collateral and to commence or settle collection, foreclosure or enforcement proceedings), Meritage shall comply with written instructions from the holders of the Requisite Participation Interests.

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         2.2 OTHER ACTIONS REQUIRING CONSENT FROM HOLDERS OF PARTICIPATION
INTERESTS. Without written consent from the holders of the Requisite Participation Interests, the Agent shall not agree to any amendment, modification, supplement, termination, consent or waiver of or to any provision of the Mortgage Note or any of the Security Document. Further, without the written consent from the holders of 100% of the Participation Interests, the Agent shall not consent to any change in any interest rate set forth in the Mortgage Note or to the date upon which interest or principal payments are required to be made under the Mortgage Note. When the Agent requests the consent of the holders of Participation Interests and does not receive a written denial thereof from a Participant within five (5) Business Days (a "Business Day" is any day other than a Saturday, Sunday or other day on which banks in Grand Rapids, Michigan, are permitted or required by law to be closed) after making such request, such Participant will be deemed to have granted the consent requested by the Agent.

         2.3 REQUESTS FOR INSTRUCTIONS, ETC. The Agent may at any time and from time to time request written instructions from the holders of the Requisite Participation Interests with respect to any action, inaction, failure or approval which, by the terms of this Agreement, the Mortgage Note or any Security Document the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent may refrain from taking any action or withhold any approval and may refrain from any action or withhold any approval until it has received such instructions from the holders of the Requisite Participation Interests. No Participant shall have any right of action whatever against the Agent as a result of the Agent acting or refraining from acting in accordance with instructions of the holders of the Requisite Participation Interests.

         2.4 RELIANCE ON WRITINGS, CONSULTANTS, ETC. The Agent may rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Agreement, the Mortgage Note or the Security Documents, upon advice of legal counsel as to legal matters, independent accountants as to audit and accounting matters, and other experts selected by it, and when doing so will not be liable to any Participant for any action taken or omitted by the Agent in good faith.

         2.5 AGENT'S RESIGNATION. Meritage or any successor Agent may resign as Agent at any time upon at least 30 days' prior notice to all Participants. Upon such resignation, the Agent shall be discharged from all duties and obligations as Agent arising under this Agreement after the date upon which its resignation became effective. The holders of the Requisite Participation Interests shall have the right to appoint a successor Agent, who shall have all rights, powers and obligations that Meritage has as Agent under this Agreement.

         2.6 NO FIDUCIARY DUTY; SCOPE OF AGENT'S DUTIES AND LIABILITY. No provision of this Agreement shall be deemed to impose fiduciary duties or obligations upon the Agent or its officers, directors, employees or agents, and all Participants acknowledge and agree that neither Meritage nor any successor Agent shall have any fiduciary duties or obligations of any type under this Agreement or otherwise with respect to any Participation Interest. The Agent and its officers, directors, employees, and agents shall have no duties under this Agreement other than as expressly set forth

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in this Agreement. Without limiting the generality of the foregoing, the Agent and its officers, directors, employees and agents shall have no duty or responsibility at any time to provide any Participant with credit or other information with respect to the Borrower or any Guarantor, whether coming into the Agent's possession before or after the date of this Agreement; provided, however, that the Agent shall, upon written request by a Participant, deliver to the Participants copies of any written materials relating to the Borrower or the Guarantors that are specifically requested by a Participant and that are within the Agent's possession or control. The Agent and its officers, directors, employees and agents shall be liable for their acts or omissions under this Agreement only if such acts or omissions constitute gross negligence or willful misconduct.

         2.7 MERITAGE'S RIGHTS AS PARTICIPANT. Meritage, in its capacity as holder of its Participation Interest, shall have the same rights, powers, duties and liabilities with respect to such Participation Interest as any Participant has with respect to his Participation Interest, and Meritage may exercise the same as if it were not the Agent. Unless otherwise required by the context, the terms "Participant" and "Participants", or any similar terms, will include the Agent when not acting as agent.

         2.8 REQUISITE PARTICIPATION INTERESTS. The "Requisite Participation Interests" means 50.01% or more of the Participation Interests held by all Participants.


                                    SECTION 3
                      COLLECTION AND REMITTANCE OF PAYMENTS
                      -------------------------------------

         3.1 ALLOCATION OF PAYMENTS. All payments of principal and interest made pursuant to the Mortgage Note shall be paid by the Borrower to the Agent, and shall be allocated by the Agent among the Participants in accordance with their respective Participation Interests. Within three (3) Business Days after receipt by the Agent of a principal or interest payment under the Mortgage Note, the Agent shall calculate and remit to all Participants his or its allocable share thereof, based upon such Participant's Participation Percentage. Unless otherwise instructed in writing by a Participant, the Agent shall make all remittances required under this Agreement by mailing a check drawn on an account maintained by the Agent to the Participants at their respective addresses shown on a Signature Page to this Agreement.

         3.2 RETURN OF PAYMENTS. If the Agent determines at any time that an amount received by the Agent under this Agreement must be returned to the Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Agent will not be required to distribute any portion thereof to any Participant. However, if the Agent has previously distributed such amount, each Participant shall repay to the Agent on demand any portion of such amount that the Agent has distributed to such Participant, without set-off, counterclaim or deduction of any kind.

         3.3 RETURN OF ERRONEOUS PAYMENTS. If the Agent makes a payment to a Participant under this Agreement in the belief or expectation that a related payment has been or will be received by

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the Agent from the Borrower, which related payment in fact is not received by the Agent, each Participant shall repay such payment to the Agent on demand, without set-off, counterclaim or deduction of any kind.


                                    SECTION 4
                       PROHIBITED CONDUCT BY PARTICIPANTS
                       ----------------------------------

         4.1 SALE OR TRANSFER OF PARTICIPATION INTERESTS. Except as set forth in
Section 1.3 above, no Participant may assign or transfer any of its rights under this Agreement or the Mortgage Note or any of the Security Documents, or sell any participation under this Agreement or the Mortgage Note or any of the Security Documents.

         4.2 COLLECTION ACTIVITIES. No Participant shall, without written consent from the Agent and the holders of the Requisite Participation Interests, undertake any collection activities or commence enforcement of the Mortgage Note or any of the Security Documents. All amounts received by a Participant in respect of the indebtedness evidenced by the Mortgage Note or the Security Documents shall be shared among the Participants in proportion to their respective Participation Interests, whether received by voluntary payment, by the exercise of the right of set-off or lien, by counterclaim or cross action or by the enforcement of the Mortgage Note or any of the Security Documents.

         4.3 COMMUNICATIONS WITH BORROWER AND GUARANTORS. No Participant shall communicate directly with the Borrower or any Guarantor concerning the Mortgage Note or any of the Security Documents. Any Participant who wishes to obtain information from the Borrower or a Guarantor concerning the Mortgage Note or any of the Security Documents, or who wishes to communicate with the Borrower or a Guarantor concerning the Mortgage Note or Security Documents, shall direct such requests and communications through Meritage.


                                    SECTION 5
                              REPURCHASE OBLIGATION
                              ---------------------

         5.1 REPURCHASE OBLIGATION. Within ten (10) Business Days after the later of: (a) receipt of written request from a Participant; (b) the foreclosure or disposition of all collateral covered by the Security Documents; and (c) conclusion of all efforts to collect or realize upon any judgment(s) entered against any Guarantor(s) pursuant to the Guaranty, Meritage shall repurchase the Participation Interest held by such Participant for a price equal to the product obtained by multiplying (a) the then outstanding principal balance of the Mortgage Note plus any accrued interest thereon by (b) the participation percentage in the Mortgage Note and Security Documents acquired by such Participant (the "Repurchase Price"). The Repurchase Price shall be paid in cash.

         5.2 SATISFACTION OF REPURCHASE OBLIGATION. Upon tendering the Repurchase Price to the Participant, Meritage shall be relieved of all further liability under this Section 5 as to such


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Participant, and such Participant shall be divested of all right, title and interest in his Participation Interest. The Participant nevertheless shall return to Meritage all documents and things then in the Participant's possession or control evidencing or otherwise relating to his former ownership of the Participation Interest, and shall execute such documents as Meritage may reasonably request to confirm that such Participant no longer has or claims any interest in the Participation Interest.


                                    SECTION 6
                       ACKNOWLEDGMENTS RE: CERTAIN MATTERS
                       -----------------------------------

         6.1      SECURITIES LAWS AND OTHER MATTERS.  The Participant:

                  (a) Acknowledges that he has purchased his Participation Interest for his own account, and not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he has no intention of selling, granting participations in, or otherwise distributing the same, and agrees that he will not do so. The Participant has entered into no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to his Participation Interest, and the Participant will not do so.

                  (b) Acknowledges that neither the Participation Interests nor this Agreement have been registered under applicable federal and state securities laws. The Participant acknowledges that, unless re-purchased by Meritage pursuant to this Agreement, the Participant must hold the Participation Interest, and bear the economic risks of his investment in the Participation Interest, indefinitely.

                  (c) Represents that he is experienced in investment matters, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment in the Participation Interest, understands the risks associated with his investment in the Participation Interest, and has the financial ability and resources necessary to bear the economic risks of his investment in the Participation Interest, including the total loss of such investment.

                  (d) Represents and warrants that he is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933.

                  (e) Understands that in the event of a default under the Mortgage Note, the Participant shall have recourse only to the Borrower, the Guarantors to the extent provided in the Guaranty, the collateral covered by the Security Documents, and Meritage to the extent provided in this Agreement, and that no other person or entity has any liability whatever under the Mortgage Note, the Security Documents or this Agreement.

                  (f) Acknowledges that neither Meritage nor any of its officers, directors, employees, agents or attorneys has made any representation or warranty to the Participant

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         concerning the validity or enforceability of the Mortgage Note or the
         Security Documents, or the ability of the Borrower to pay the indebtedness evidenced by the Mortgage Note, or the ability of the Guarantors to observe and perform their obligations under the Guaranty, or the adequacy of the collateral for the Mortgage Note, or the ability of Meritage to re-purchase the Participation Interest in accordance with this Agreement, and that the Participant has decided to invest in the Participation Interest solely on the basis of its own investigation of all factors upon which its investment decision was based, which was not dependent in any respect upon information furnished or statements made by Meritage or its officers, directors, employees, agents or attorneys.

                  (g) Acknowledges receipt of copies of Meritage's most recent annual report to its shareholders and the following reports filed by Meritage with the United States Securities and Exchange Commission:
         Report on Form 10-K for the year ended 11/30/97, Reports on Form 10-Q for the quarters ended 2/28/98 and 5/31/98, and Form 8-K dated 9/9/98, and that the Participant or his advisors have reviewed such reports and have asked such questions of Meritage management as they deemed relevant and necessary to their evaluation of the risks of an investment in the Participation Interest, and that the Participant is satisfied in all respects with the results of such review and inquiries.


                                    SECTION 7
                                  MISCELLANEOUS
                                  -------------

         7.1 INCORPORATION OF RECITALS. The Recitals set forth above are incorporated into and form a part of this Agreement.

         7.2 NO THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are solely for the benefit of the Agent and the Participants, and neither the Borrower, nor any Guarantor, or any other person shall have rights as a third party beneficiary of any of the provisions hereof.

         7.3 HEADINGS AND CAPTIONS. Section headings and paragraph sections used in this Agreement are for convenience of reference only and will not constitute a part of this Agreement for any other purpose or affect the construction of this Agreement.

         7.4 COUNTERPARTS. This Agreement may be executed in counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original and each of which counterparts, taken together, will constitute but one and the same agreement. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto.

         7.5 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon, and inure to the benefit of, the Agent, the Participants, and their respective permitted successors and assigns.


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         7.6 RULE OF CONSTRUCTION. Neither this Agreement nor any uncertainty or ambiguity herein will be construed or resolved against the Agent or any Participant, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and will be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         7.7 NO OTHER AGREEMENTS. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

         7.8 CONTROLLING LAW. The validity of this Agreement, its construction, interpretation and enforcement and the rights of the parties hereto will be determined under, governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

         7.9 WAIVER OF JURY TRIAL. The parties acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between them, and that such right may be waived. Accordingly, the parties agree that notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it will be in their best interest to waive such right, and accordingly, hereby waive such right to jury trial, and further agree that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Agreement or the relationship among the Participants will be a court of competent jurisdiction sitting without a jury.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.


                    [SIGNATURES APPEAR ON FOLLOWING PAGE(S)]



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                      SIGNATURE PAGE TO LOAN PARTICIPATION
                  AND AGENCY AGREEMENT DATED OCTOBER ____, 1998
                  ---------------------------------------------


PARTICIPANT                                 MERITAGE HOSPITALITY GROUP INC.


____________________________________        By: ________________________________
                                                Its: ___________________________

PARTICIPANT'S PARTICIPATION
PERCENTAGE:  _____%

PARTICIPANT'S ADDRESS FOR REMITTANCES       MERITAGE'S ADDRESS FOR REMITTANCES
AND COMMUNICATIONS:                         AND COMMUNICATIONS:

______________________________________      40 Pearl Street, N.W., Suite 900
______________________________________      Grand Rapids, MI 49503
______________________________________      Attention:  President



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